                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to sec. 240.141-11(c) or sec. 240.14a-12

                                CYBERONICS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)   Title of each class of securities to which transaction applies: N/A

  (2)   Aggregate number of securities to which transaction applies: N/A

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

  (4)   Proposed maximum aggregate value of the transaction: N/A

  (5)   Total fee paid: N/A

[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid: N/A

   (2)  Form, Schedule or Registration Statement No.: N/A

   (3)  Filing Party: N/A

   (4)  Date Filed: N/A

                                CYBERONICS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 21, 2002

Dear Stockholder:

     As a stockholder, you are cordially invited to attend the 2002 Annual Meeting of Stockholders of Cyberonics, Inc., a Delaware corporation, which will be held on Thursday, November 21, 2002, at 10:00 a.m., local time, at Cyberonics' offices located at 100 Cyberonics Boulevard, Houston, Texas. The Annual Meeting will be held for the following purposes:

          1. To elect eight directors to serve for the following year and until their successors are duly elected;

          2. To amend the Cyberonics, Inc. Amended and Restated 1997 Stock Plan to increase the number of common shares available for issuance under the plan by an aggregate of 1,000,000 shares;

          3. To ratify the appointment of KPMG LLP as independent accountants of Cyberonics for the fiscal year ending April 25, 2003; and

          4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on October 11, 2002 are entitled to notice of and to vote at the meeting.

     To assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.

                                          Sincerely,

                                          /s/ ROBERT P. CUMMINS
                                          Robert P. Cummins
                                          Chairman of the Board,
                                          President and Chief Executive Officer

Houston, Texas
October 18, 2002

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY

                                CYBERONICS, INC.
                            100 CYBERONICS BOULEVARD
                              HOUSTON, TEXAS 77058

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About the Meeting...........................................    1
Proposal No. 1 Election Of Directors........................    5
  Board Composition.........................................    6
  Board Compensation........................................    6
  Board Meetings and Committees.............................    7
  Compensation Committee Interlocks and Insider
     Participation..........................................    7
  Compliance with Section 16(a) of the Securities Exchange
     Act....................................................    7
  Security Ownership of Certain Beneficial Owners and
     Management.............................................    7
  Performance Graph.........................................    9
  Executive Compensation....................................   10
  Report of the Compensation Committee......................   13
  Report of the Audit Committee.............................   14
  Certain Relationships and Related Transactions............   15
Proposal No. 2 Amendment to 1997 Stock Plan.................   16
Proposal No. 3 Ratify Appointment of Independent Public
  Accountants...............................................   19
Proposals for the Next Annual Meeting.......................   20
Other Matters...............................................   20
Audit Committee Charter.....................................  A-1
Amendment to 1997 Stock Plan................................  B-1

                                CYBERONICS, INC.
                            100 CYBERONICS BOULEVARD
                              HOUSTON, TEXAS 77058

                             ---------------------

                 PROXY STATEMENT/ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 21, 2002

     In this report, unless the context requires otherwise, references to we, us, our, Cyberonics or the Company are intended to mean Cyberonics, Inc., and its consolidated subsidiaries.

     This proxy statement contains information related to the 2002 Annual Meeting of our Stockholders to be held on Thursday, November 21, 2002, beginning at 10:00 a.m., local time, at Cyberonics' offices located at 100 Cyberonics Boulevard, Houston, Texas 77058, Telephone (281) 228-7200, and at any postponements or adjournments thereof.

ABOUT THE MEETING

  WHO SENT ME THIS PROXY STATEMENT?

     Our Board of Directors sent you this proxy statement and proxy card. Cyberonics will bear the cost of soliciting proxies. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, Internet, facsimile, in person or otherwise. These people will not receive any additional compensation for assisting in the solicitation. We have retained the services of D.F. King & Co. to aid in the solicitation of proxies from bankers, bank nominees and other institutional owners (and beneficial owners of shares held by brokerage firms). We estimate that we will pay D.F. King & Co. a fee not to exceed $7,500 for its services and will reimburse D.F. King & Co. for certain out-of-pocket expenses. We will also bear the entire cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional information furnished to stockholders.

  WHY DID I RECEIVE THIS PROXY STATEMENT AND PROXY CARD?

     You received this proxy statement and proxy card from us because you owned our common stock as of October 11, 2002. We refer to this date as the record date. This proxy statement contains important information for you to consider when deciding whether to vote for the election of directors, the proposal of our Board of Directors to amend our 1997 Stock Plan and ratifying the selection of our independent auditors. Please read this proxy statement carefully.

  WHAT IS A PROXY?

     A proxy is your legal designation of another person to vote the shares that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Robert P. Cummins and Pamela B. Westbrook have been designated as proxies for our 2002 Annual Meeting of Stockholders.

  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

  WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the annual meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders on the cover page of this proxy statement, including the election of directors, the consideration of an amendment to our 1997 Stock Plan and the ratification of the selection of our independent auditors. In addition, our management will report on our performance during fiscal 2002 and respond to questions from stockholders.

  WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN "STREET NAME"?

     Most of our stockholders hold their shares through a brokerage firm, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those held beneficially through a brokerage account, bank or other nominee.

     If your shares are registered in your name with our transfer agent, EquiServe, you are a stockholder of record, and you are receiving these proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.

     If your shares are held in a brokerage account, by a bank or other nominee (commonly referred to as being held in "street name"), you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank, or other nominee as the stockholder of record.

  WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

     All stockholders who owned our common stock at the close of business on the record date, October 11, 2002, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.

  WHAT ARE THE VOTING RIGHTS OF STOCKHOLDERS?

     Each outstanding share of our common stock will be entitled to vote on all matters to be considered.

  WHO CAN ATTEND THE ANNUAL MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

     Shares held directly in your name as the stockholder of record can be voted in person at the annual meeting. Shares held in street name (for example, at your brokerage account) may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares. In addition, if you plan to vote in person at the meeting, please bring the enclosed proxy card or proof of identification.

     Even if you currently plan to attend the annual meeting in person, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

  WHAT CONSTITUTES A QUORUM?

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding on the record date, October 11, 2002. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and will have the same effect as a vote against the proposals, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     As of October 11, 2002, the record date, the outstanding voting securities of Cyberonics consisted of 21,946,230 shares of common stock, $.01 par value per share.

  HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Street name stockholders who wish to vote at the meeting will need to obtain a proxy card from the institution that holds their shares. Even if you plan to attend the annual meeting, your plans may change, so it is a good idea to complete, sign and return your proxy card in advance of the meeting.

  CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with our Secretary, Pamela B. Westbrook, either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the annual meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

  WHAT ARE THE RECOMMENDATIONS OF OUR BOARD OF DIRECTORS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. Our Board of Directors' recommendations are set forth together with the description of each item in this proxy statement. In summary, our Board of Directors recommends a vote:

     - for the election of the eight nominated directors;

     - for the proposal to amend our 1997 Stock Plan; and

     - for the proposal to ratify and approve the selection of KPMG LLP as our auditors for the fiscal year ended April 25, 2003.

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

  WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     Election of Directors. The eight nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the meeting and entitled to vote shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Delaware law.

     Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining the number of shares present at the meeting. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

  WHO COUNTS THE VOTES?

     A representative of EquiServe, our transfer agent, will tabulate the votes and a representative of Vinson & Elkins L.L.P., our outside legal counsel, will act as the inspector of election.

  WHERE CAN I FIND RESULTS OF THE MEETING?

     The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form l0-Q for the third quarter of fiscal 2003.

  WHOM SHOULD I CONTACT WITH QUESTIONS?

     If you have any questions about this proxy statement or the meeting, please contact our Secretary, Pamela B. Westbrook, at (281) 228-7200.

  WHERE MAY I OBTAIN ADDITIONAL INFORMATION ABOUT CYBERONICS, INC.?

     We refer you to our Annual Report on Form 10-K for the 52 weeks ended April 26, 2002 filed with the Securities and Exchange Commission on July 24, 2002. Our Annual Report on Form 10-K, including financial statements, is included with your Proxy mailing. If you would like to receive any additional information, please contact Pamela B. Westbrook, at 100 Cyberonics Boulevard, Houston, Texas 77058 or by telephone at (281) 228-7200.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

GENERAL

     Eight directors are to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for the eight nominees named below. In the event that any of the nominees shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders and until his successor has been elected and qualified.

VOTE REQUIRED

     The eight nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the meeting and entitled to vote shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Delaware law. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

CURRENT DIRECTORS AND NOMINEES

     The names and certain information about Cyberonics' director nominees, including their ages as of October 11, 2002, the record date, is set forth below:

NAME                                           AGE                   POSITION
----                                           ---                   --------
Robert P. Cummins............................  48    Chairman of the Board of Directors,
                                                     President and Chief Executive Officer
                                                     and Director
Reese S. Terry, Jr. .........................  60    Director
Stanley H. Appel, M.D........................  69    Director
Tony Coelho..................................  60    Director
Thomas A. Duerden, Ph.D......................  72    Director
Michael J. Strauss, M.D......................  49    Director
Alan J. Olsen................................  55    Director
Ronald A. Matricaria.........................  59    Director

     Mr. Cummins became a director of Cyberonics in June 1988. He was appointed President and Chief Executive Officer in September 1995. He was appointed Chairman of the Board of Cyberonics in June 2001. Until September 1995, Mr. Cummins was also a general partner of Vista Partners, L.P., a venture capital partnership which he joined in 1984, a general partner of Vista III Partners, L.P., a venture capital firm formed in 1986 and Vice President of Vista Ventures Inc., a venture capital advisory firm. Until July 1998, Mr. Cummins was also a director of Sigma Circuits Inc., a manufacturer of electronic interconnect products.

     Mr. Terry co-founded Cyberonics in December 1987 and served as Chairman of the Board and Chief Executive Officer of Cyberonics until February 1990, when he became Chairman of the Board and Executive Vice President. He also served as Chief Executive Officer for a portion of 1995. Mr. Terry resigned from his position as Executive Vice President in February 2000 and from his positions as Chairman of the Board and Secretary in June 2001. From 1976 to 1986, Mr. Terry held executive positions with Intermedics, Inc., a medical device and electronics company, including serving as Vice President of Engineering, Vice President of Corporate Technical Resources and, most recently, as Vice President of Quality.

     Dr. Appel has been a director of Cyberonics since December 1996 and the chair of our Scientific Advisory Board since its formation in 1994. Since 1977, Dr. Appel has been Chairman of the Department of Neurology, Baylor College of Medicine.

     Mr. Coelho has been a director of Cyberonics since March 1997 and an independent business consultant since June 1998. From October 1996 to June 1998, Mr. Coelho was the Chairman and Chief Executive Officer of ETC w/tci, the Washington-based education, training and communications subsidiary of Tele-Communications, Inc. From January 1990 to September 1995, Mr. Coelho served as the President and Chief Executive Officer of Wertheim Schroder Investment Services, Inc., an asset management firm, and from October 1989 to September 1995, he served as Managing Director of Wertheim Schroder and Co., an investment banking firm. Mr. Coelho served in the United States House of Representatives from California from 1979 to 1989, and served as House Majority Whip from 1986 to 1989. Mr. Coelho is also on the Board of Directors of Service Corporation International, a funeral service corporation, Warren Resources, an oil and gas exploration company, and Mango Soft Inc., a software company.

     Dr. Duerden has been a director of Cyberonics since March 1989 and an independent business consultant since January 1990. From 1997 to 1999, Dr. Duerden was a director of PathSource, a privately held company which consolidated formerly independent laboratories. From December 1988 through January 1990, Dr. Duerden served as Chairman of the Board and Chief Executive Officer of Tonometrics, Inc., a medical diagnostic device company. From 1979 through 1988, Dr. Duerden served as Chairman and Chief Executive Officer of Electro Biology, Inc., an orthopedic device company.

     Dr. Strauss has been a director of Cyberonics since March 1997. He is a physician entrepreneur whose professional career has focused on new medical technology and the boundary it shares with health services research, health policy and business. He is the Chief Executive Officer of PEM Technologies, Inc. which is developing organ-specific positron emission to tromography (PET) scanners. Dr. Strauss was a founder and President of Covance Health Economics and Outcomes Services, Inc. and negotiated its sale to Corning Inc. He also is a member of the Medicare Coverage Advisory Committee (CMS) and serves on the Board of Directors of Endocare, Inc., manufacturer of products for treating urological diseases, and Kaiser Permanente's Mid-Atlantic Permanente Medical Group.

     Mr. Olsen has been a director of Cyberonics since June 1999. He has over 25 years of medical device sales and marketing experience at Smith & Nephew Richards, Danek Medical and Sofamor Danek Group. He was founder and President of Danek Medical, a pioneer in the spinal fixation device market which later became part of Sofamor Danek Group. He served as a Director of Sofamor Danek Group from 1985 to 1993. He is currently an independent business consultant, which he has been for more than the past five years, and serves on the boards of several private and charitable organizations.

     Mr. Matricaria joined the Board of Directors in June 2001. He has over thirty years of medical device and pharmaceutical experience at St. Jude Medical, Inc. and Eli Lilly and Company, Inc. In April 1993, he was named President and CEO of St. Jude Medical, Inc. and was elected Chairman of the Board of Directors in January 1995. Prior to joining St. Jude Medical, Inc., Mr. Matricaria spent 23 years with Eli Lilly and Company, Inc. His last position was Executive Vice President of the Pharmaceutical Division of Eli Lilly and Company and President of its North American operations. He also served as President of Eli Lilly International Corporation since July 1991. In addition to the Cyberonics Board of Directors, Mr. Matricaria serves on the Board of Directors for St. Jude Medical, Inc., Endocare, Inc. and Cardiodynamics International Corporation, and is an advisor to several medically related privately owned companies and a private equity healthcare fund.

BOARD COMPOSITION

     Pursuant to a letter agreement dated March 28, 1997, the Clark Estates is entitled to designate one person whom it wishes to have appointed to serve on our Board of Directors. This right lasts for as long as the Clark Estates retains at least 600,000 of the aggregate of 901,408 shares of Common Stock purchased on such date by parties affiliated with the Clark Estates. To date, the Clark Estates has not exercised this right.

BOARD COMPENSATION

     Directors do not receive any cash compensation for their services as members of the Board of Directors. Non-employee directors are eligible for discretionary option grants under our 1997 Option Plan. In fiscal 2002, every board member was granted a discretionary grant of 13,000 options. Mr. Matricaria also received an initial grant of 35,000 options for joining the Board of Directors in June 2001.

BOARD MEETINGS AND COMMITTEES

     Our Board of Directors held a total of five meetings and acted by written consent seven times during the 52 weeks ended April 26, 2002. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee is chaired by Michael J. Straus, M.D. and also includes Thomas A. Duerden and Alan J. Olsen. The Audit Committee held eight meetings during the 52 weeks ended April 26, 2002. This Committee approves engagement of our independent auditors and is primarily responsible for overseeing the services performed by such accountants, including the audit conducted by KPMG LLP included in our Annual Report, and for reviewing and evaluating our accounting principles and our system of internal accounting controls.

     The Compensation Committee is chaired by Tony Coelho and also includes Stanley H. Appel and Ronald A. Matricaria. The Compensation Committee held two meetings and acted by written consent 25 times during the 52 weeks ended April 26, 2002. This Committee establishes salary and incentive compensation of our executive officers and administers employee benefit plans.

     The Board of Directors recently elected a Nominating and Governance Committee, which is chaired by Ronald A. Matricaria and also includes Stanley H. Appel and Michael J. Strauss. This Committee identifies individuals qualified to become board members and makes recommendations to the Board regarding director nominees for the next shareholder annual meeting and develops and recommends to the Board corporate governance principles.

     During the 52 weeks ended April 26, 2002, all current directors attended at least 80% of the meetings of the Board of Directors and the number of meetings held by committees on which the director served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (SEC). Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

     For fiscal 2002, an initial report on Form 3 for Ronald A. Matricaria was filed late. This report reflected that Mr. Matricaria did not own any of our stock as of the filing date. In addition, an initial report on Form 3 for Burke Barrett was field late. Mr. Barrett is no longer with the Company. Annual reports on Forms 5 for fiscal 2002 were filed late for Robert P. Cummins, Tony Coelho and Shawn P. Lunney. To our knowledge, all other Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were made in compliance with applicable filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of June 25, 2002 certain information with respect to the beneficial ownership of our Common Stock (i) by each person known by us to own beneficially more than five percent of the outstanding shares of our Common Stock, (ii) by each of our directors, (iii) by each of our executive officers and (iv) by all directors and executive officers as a group. Except as otherwise noted below, we are not aware of any agreements among our stockholders which relate to voting or investment of our shares of our Common Stock.

                                                                SHARES       PERCENTAGE OF
                                                             BENEFICIALLY     OUTSTANDING
NAME OF BENEFICIAL OWNER                                       OWNED(1)     SHARES OWNED(1)
------------------------                                     ------------   ---------------
State of Wisconsin Investment Board........................   2,707,800          12.4%
  P.O. Box 7842
  Madison, WI 53707
Massachusetts Financial Services Co. ......................   1,500,000           6.9%
  500 Boylston Street, 15th Floor
  Boston, MA 20116
The Clark Estates(2).......................................   1,315,483           6.0%
  One Rockefeller Plaza, 31st Floor
  New York, NY 10020
Robert P. Cummins(3).......................................     961,041           4.2%
Reese S. Terry, Jr.(4).....................................     624,350           2.9%
Pamela B. Westbrook(5).....................................     122,882             *
Shawn P. Lunney(6).........................................     209,517             *
Alan Totah(7)..............................................      35,833             *
Michael A. Cheney(8).......................................      36,066             *
Richard Rudolph, M.D.(9)...................................      32,916             *
David F. Erinakes(10)......................................      45,306             *
Stanley H. Appel, M.D.(11).................................     154,550             *
Thomas A. Duerden, Ph.D.(12)...............................      76,250             *
Tony Coelho(13)............................................      90,550             *
Michael J. Strauss, M.D.(14)...............................      78,250             *
Alan J. Olsen(15)..........................................      38,808             *
Ronald A. Matricaria(16)...................................      13,250             *
All executive officers and directors as a group (14           2,519,569          10.8%
  persons)(17).............................................

---------------

  *  Less than 1%

 (1) Based on total shares outstanding of 21,801,845 at June 25, 2002. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Pursuant to a letter agreement dated March 28, 1997, the Clark Estates is entitled to designate one person whom it wishes to have appointed to serve on our Board of Directors for as long as the Clark Estates retains at least 600,000 of the aggregate of 901,408 shares of Common Stock purchased on such date by parties affiliated with the Clark Estates. To date, the Clark Estates has not exercised this right.

 (3) Includes 10,000 shares held in trusts for the benefit of Mr. Cummins' children of which Mr. Cummins serves as trustee. Also includes 819,791 shares subject to options exercisable on or before August 25, 2002.

 (4) Includes 102,400 shares held in trust for the benefit of Mr. Terry's children of which Mr. Terry serves as trustee. Also includes 39,000 shares subject to options exercisable on or before August 25, 2002.

 (5) Includes 118,169 shares subject to options exercisable on or before August 25, 2002.

 (6) Includes 108,542 shares subject to options exercisable on or before August 25, 2002.

 (7) Includes 35,833 shares subject to options exercisable on or before August 25, 2002.

 (8) Includes 35,916 shares subject to options exercisable on or before August 25, 2002.

 (9) Includes 32,916 shares subject to options exercisable on or before August 25, 2002.

(10) Includes 41,831 shares subject to options exercisable on or before August 25, 2002.

(11) Includes 110,750 shares subject to options exercisable on or before August 25, 2002.

(12) Includes 62,750 shares subject to options exercisable on or before August 25, 2002.

(13) Includes 80,750 shares subject to options exercisable on or before August 25, 2002.

(14) Includes 60,750 shares subject to options exercisable on or before August 25, 2002.

(15) Includes 35,333 shares subject to options exercisable on or before August 25, 2002.

(16) Includes 13,250 shares subject to options exercisable on or before August 25, 2002.

(17) Includes 1,595,581 shares subject to options held by executive officers and directors, which options are exercisable on or before August 25, 2002. Also includes shares which may be determined to be beneficially owned by executive officers and directors. See Notes 3 through 16.

PERFORMANCE GRAPH

     The graph and table below compare the cumulative total stockholder return, assuming reinvestment of all dividends, of our Common Stock since April 1997 to the cumulative total return over such period of (i) the Standard & Poor's 500 Index and (ii) the Standard & Poor's 500 Health Care Equipment Index. The Standard & Poor's Medical Products and Supplies Index, which had previously been used for comparative purposes, was discontinued in December 2001. The graph assumes that $100 was invested in April 1997 in our Common Stock and in each of the comparative indices. The information contained in the Performance Graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

                             (PERFORMANCE GRAPHIC)

-------------------------------------------------------------------------------------
                        1997       1998       1999       2000       2001       2002
-------------------------------------------------------------------------------------
 Cyberonics, Inc.        100     417.3913   141.3043   354.3478   199.4783   234.7826
 S&P 500                 100     138.7364   166.6184   181.2502   156.3693   134.3150
 S&P Health Care
  Equipment              100     140.0495   181.6817   198.9875   189.7169   173.3807

EXECUTIVE COMPENSATION

     Executive Officers. Our executive officers, their ages as of October 11, 2002, the record date, and certain additional information about them, are as follows:

NAME                                           AGE                   POSITION
----                                           ---                   --------
Robert P. Cummins............................  48    Chairman of the Board of Directors,
                                                     President and Chief Executive Officer
                                                     and Director
Pamela B. Westbrook..........................  44    Vice President, Finance and
                                                     Administration, Chief Financial Officer
                                                     and Secretary
Michael A. Cheney............................  48    Vice President, Marketing
David F. Erinakes............................  39    Vice President, Sales
Shawn P. Lunney..............................  39    Vice President, Market Development
Richard Rudolph, M.D. .......................  53    Vice President, Clinical and Medical
                                                     Affairs and Chief Medical Officer
Alan D. Totah................................  58    Vice President, Regulatory Affairs

     Information regarding the business experience of Mr. Cummins is set forth above under the heading "Election of Directors -- Current Directors and Nominees."

     Ms. Westbrook joined Cyberonics as Vice President, Finance and Administration and Chief Financial Officer in October 1998. She was appointed Secretary of Cyberonics in June 2001. Ms. Westbrook has over 20 years in financial management experience and over 16 years in medical device industry experience. From April 1998 to October 1998, she served as Chief Financial Officer for Physicians Resource Group, an ophthalmic physician practice management company. Prior to that, from November 1986 to March 1998, Ms. Westbrook worked for SulzerMedica, a leading manufacturer of implantable medical devices including pacemakers, heart valves and orthopedic implants. During her employment with SulzerMedica, Ms. Westbrook was Vice President, Finance for SulzerMedica, and Vice President, Controller for Sulzer Cardiovascular Prosthesis Division.

     Mr. Cheney joined Cyberonics in July of 2001 as Vice President of Marketing and Managing Director of the Depression Business Unit. Mr. Cheney has more than 15 years of pharmaceutical marketing and product launch experience. Most recently, Mr. Cheney was Senior Director, Obesity Business Unit at Knoll Pharmaceutical Company (recently acquired by Abbott Laboratories), where he was responsible for the launch of Meridia(R) (sibutramine hydrochloride), a leading anti-obesity drug. Prior to that, Mr. Cheney was Group Director, Central Nervous System Therapeutics Marketing at Wyeth-Ayerst Laboratories, a subsidiary of American Home Products, where he was responsible for the marketing of Effexor(R) (venlafaxine hydrochloride) and the launch of Effexor(R) XR, a leading brand of medication for the treatment of depression.

     Mr. Erinakes joined Cyberonics in 2000. He has served as Regional Sales Director, Geographic Business Unit Director, and National Sales Director, and currently serves as Vice President of Sales. Prior to joining Cyberonics, Mr. Erinakes held the position of CNS and Pediatric Specialty Manager for the Southeast at Pfizer and Manager of the U.S. Field Force Development/IT. In addition, Mr. Erinakes serves in the Army Reserve, and has previously served in the U.S. Army.

     Mr. Lunney joined Cyberonics in April 1991 and served in various sales, marketing and reimbursement planning positions until May 1996, when he became Vice President, Marketing. He is currently serving as Vice President of Market Development. Prior to joining Cyberonics, Mr. Lunney held the position of Sales and Marketing Manager with Perceptive Systems, Inc., a hospital laboratory medical instrument manufacturer from December 1985 to April 1991.

     Dr. Rudolph joined Cyberonics in August 2001. He has 16 years of pharmaceutical research, medical and management experience in the neuroscience area. Dr. Rudolph was responsible for the long-term clinical development of a major antidepressant through all phases of drug development from Phase I to Phase IV. He has authored and co-authored numerous publications. Most recently, Dr. Rudolph was Senior Director, Clinical Research and Development at Wyeth-Ayerst Research. During his 16 year career at Wyeth-Ayerst,

Dr. Rudolph was responsible for numerous clinical studies and research on Effexor (venlafaxine hydrochloride) and Effexor XR, a leading brand of medication for the treatment of patients with depression and generalized anxiety disorder.

     Mr. Totah joined Cyberonics as Vice President, Regulatory Affairs in February 2001. Mr. Totah is a Certified Regulatory Affairs Professional and has over 30 years of medical industry regulatory affairs, quality control and quality assurance management experience including 20 years in cardiac rhythm management and regulatory affairs management at Medtronic and Sulzer Intermedics. Most recently, Mr. Totah was Senior Regulatory Manager, Heart Failure and Low Power Leads at Medtronic Inc. Prior to that, he spent 18 years at Sulzer Intermedics, most recently as Director, Regulatory Affairs.

     Summary Compensation Table. The following table sets forth the compensation paid by us for the 52 weeks ended April 26, 2002 to the Chief Executive Officer and each of our four other most highly compensated executive officers whose total compensation exceeded $100,000. These officers are referred to as the named executive officers:

                                                                    SECURITIES
                                                                    UNDERLYING
                                                                   OPTIONS (#)
                                                                   ------------
                                                                    LONG-TERM
                              FISCAL   SALARY ($)    BONUS ($)     COMPENSATION    ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR      ANNUAL     COMPENSATION      AWARDS      COMPENSATION
---------------------------   ------   ----------   ------------   ------------   ------------
Robert P. Cummins...........   2002     $370,178      $373,348       150,000      $    396(1)
  Chairman of the Board,       2001      242,308       105,000       450,000           350(1)
  President and Chief          2000      236,538       170,335       100,000           420(1)
  Executive Officer
Pamela B. Westbrook.........   2002     $201,813      $138,056        15,000      $    396(1)
  Vice President, Finance &    2001      149,423        39,081            --           289(1)
  Administration, Chief        2000      155,769        40,335            --           347(1)
  Financial Officer and
  Secretary
Shawn P. Lunney.............   2002     $185,000      $121,182            --      $    396(1)
  Vice President, Market       2001      149,423        32,375            --           289(1)
  Development                  2000      155,769         2,835            --           347(1)
Michael A. Cheney(2)........   2002     $201,933      $124,942       175,000      $ 82,314(3)
  Vice President, Marketing
David F. Erinakes(4)........   2002     $169,698      $ 31,875        75,000      $240,414(5)
  Vice President, Sales

---------------

(1) Represents premiums paid for term-life insurance.

(2) Mr. Cheney joined the Company in July 2001; accordingly, no compensation was paid to Mr. Cheney during fiscal years 2001 and 2000.

(3) Represents $396 for term-life insurance and $81,918 for expenses paid to Mr. Cheney associated with relocation to Houston.

(4) Mr. Erinakes joined the Company in 2000 but was not promoted to Vice President of Sales until January 2002; accordingly, Mr. Erinakes was not an executive officer during fiscal years 2001 and 2002.

(5) Represents $327 for term-life insurance and $240,414 in commissions paid to Mr. Erinakes as National Sales Director.

     Option Grants in Last Fiscal Year. The following table sets forth each grant of stock options made during the 52 weeks ended April 26, 2002 to each of the named executive officers:

                                             INDIVIDUAL GRANTS
                          -------------------------------------------------------    POTENTIAL REALIZABLE VALUE
                          NUMBER OF      PERCENT OF                                  AT ASSUMED ANNUAL RATES OF
                          SECURITIES   TOTAL OPTIONS                                STOCK PRICE APPRECIATION FOR
                          UNDERLYING     GRANTED TO                                       OPTION TERM($)(2)
                           OPTIONS      EMPLOYEES IN      EXERCISE     EXPIRATION   -----------------------------
NAME                      GRANTED(#)   FISCAL YEAR(1)   PRICE ($/SH)      DATE           5%              10%
----                      ----------   --------------   ------------   ----------   -------------   -------------
Robert P. Cummins.......   150,000           5%            $12.80       6/25/2011    $1,207,478      $3,059,985
Pamela B. Westbrook.....    15,000           1%            $12.80       6/25/2011       120,748         305,999
Shawn P. Lunney.........        --           0%                --              --            --              --
Michael A. Cheney.......   150,000           5%            $15.10        7/6/2011     1,424,446       3,609,827
Michael A. Cheney.......    25,000           1%            $12.45       1/24/2012       195,743         469,052
David F. Erinakes.......    50,000           2%            $14.88      10/26/2011       467,898       1,185,744
David F. Erinakes.......    25,000           1%            $12.45       1/24/2012       195,743         469,052

---------------

(1) Total number of shares subject to options granted to employees in fiscal 2002 was 2,930,989 which number includes options granted to employee directors.

(2) Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect our estimate of future stock price growth.

     Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-end Values. The following table sets forth, for each of the named executive officers, each officer's exercise of stock options during the 52 weeks ended April 26, 2002 and the year-end value of unexercised options:

                                                      NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                          SHARES       VALUE         UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                        ACQUIRED ON   REALIZED     OPTIONS AT FISCAL YEAR-END            AT FISCAL YEAR-END
NAME                    EXERCISE(#)    ($)(1)    EXERCISABLE/UNEXERCISABLE(#)(2)   EXERCISABLE/UNEXERCISABLE($)(3)
----                    -----------   --------   -------------------------------   -------------------------------
Robert P. Cummins.....        --           --        742,291/536,659                  $2,746,334/$298,332
Pamela B. Westbrook...        --           --        105,002/64,998                    $860,204/$555,181
Shawn P. Lunney.......    80,625      727,511        103,041/22,084                    $529,686/$448,421
Michael A. Cheney.....        --           --        23,750/151,250                     $1,312/$24,938
David F. Erinakes.....        --           --        31,583/143,417                     $14,438/$49,313

---------------

(1) Represents market value of underlying securities at date of exercise less option exercise price.

(2) Options generally vest over (a) four-year periods such that 12.5% of the shares subject to the option vest on the six-month anniversary of the grant date, and 1/48 of the optioned shares vest each month thereafter until fully vested or (b) five-year periods and 1/60th of the optioned shares vest each month until fully vested.

(3) Market value of underlying securities at fiscal year-end ($11.47 per share) minus the exercise price.

     Employment Agreements. During fiscal 2002, Mr. Cummins entered into a five-year employment agreement with the Company. The term of Mr. Cummins' employment agreement is extended automatically for an additional year on each anniversary of the employment agreement, unless terminated by written notice six-months prior to the anniversary date by either Mr. Cummins or the Company. The employment agreement provides that Mr. Cummins shall serve as the Company's Chief Executive Officer and as Chairman of the Company's Board of Directors. Pursuant to this employment agreement, Mr. Cummins will receive an annual base salary of $375,000 and a bonus which can be up to 100% of his annual base salary based on the achievement of performance goals of the Company. During fiscal 2002, Mr. Cummins earned a bonus equal to his salary based upon the achievement of the performance goals on which his bonus is determined. Mr. Cummins' employment agreement was recommended by the compensation committee and approved by the Board, and was in part based on a survey of comparable companies and recommendations made by Towers Perrin, a compensation consulting firm. The base salary, included in the employment agreement, is approximately equal to the fiftieth percentile of the peer group surveyed by Towers Perrin. In the event of a change of control (as defined therein), Mr. Cummins will be entitled to a payment which is the greater of three years annual base salary and bonus or the remaining term of the contract. Additionally, the employment agreement provides that if any payments to Mr. Cummins by the Company would be subject to any excise tax imposed by section 4999 of the Internal Revenue Code, a "gross-up" payment will be made to place Mr. Cummins in the same net after-tax position as would have been the case if no excise tax had been imposed. The employment agreement also provides for a five-year, term-life insurance policy and includes noncompetition provisions that apply while Mr. Cummins is employed by the Company and for one year following a termination of Mr. Cummins' employment.

     Severance Agreements. During fiscal 2002, Messrs. Westbrook, Lunney, Cheney, Erinakes, Rudolph and Totah entered into agreements with the Company (each a "Severance Agreement") that provide certain benefits to the employee during the protected period (as defined therein) following a change of control (as defined therein). The initial term of each of the Severance Agreements is for three years. This term may be extended for one-year terms following the initial term; however, if a change of control occurs during the term of each of the Severance Agreements, the Severance Agreement cannot terminate until one year after the change of control. The Severance Agreements generally provide for the payment of (a) three times the sum of the employee's base salary and bonus amount; plus (b) that portion of the employee's base salary earned, and vacation pay vested for the prior year and accrued for the current year to the date of termination but not paid or used, and all other amounts previously deferred by the employee or earned but not paid as of such date under all Company bonus or pay plans or programs. Additionally, the Severance Agreements provide that if any payments to the employee by the Company would be subject to any excise tax imposed by section 4999 of the Internal Revenue Code, a "gross-up" payment will be made to place such employee in the same net after-tax position as would have been the case if no excise tax had been imposed.

REPORT OF THE COMPENSATION COMMITTEE

     The following Report of the Compensation Committee of the Board of Directors (the "Compensation Committee") describes the compensation policies and rationale applicable to our executive officers with respect to the compensation paid to such executive officers for the 52 weeks ended April 26, 2002. The Compensation Committee, consisting of Dr. Appel, Mr. Coelho and Mr. Matricaria, is responsible for establishing the compensation payable to our executive officers and for administering our stock plans.

     Compensation Policy. Our executive compensation policies are designed to attract, retain and motivate the highly skilled executive officers upon whose performance we are dependent by providing compensation packages competitive with those provided by similarly situated companies with whom we compete for key employees. It is our policy that compensation of executive officers should include base compensation coupled with stock-based incentive opportunities and cash bonuses based on their level of responsibility. We do not contribute to any retirement programs on behalf of any employees. Compensation levels for executive officers are generally established for each fiscal year near the beginning of the fiscal year. Compensation levels for employees are generally established annually upon the anniversary date of employment.

     Base Salaries. Base salaries for all employees are generally set at levels that are viewed as competitive. The Compensation Committee determined that the primary elements of officer compensation were to be base salaries together with bonus plan earnings and equity participation through options. The increase in annual base salaries for officers for fiscal 2002 was established by the Board of Directors in September 2000 and generally reflected increases of 20% over fiscal 2000 and 1999 levels.

     Bonuses. We generally establish target bonus levels for executive officers at the same time that annual salary levels were established for the fiscal year. For fiscal 2002, maximum bonus levels were generally set at 50% of base salary, which is unchanged from the 50% level for fiscal 2001. Bonus payout is generally tied to a combination of company-wide and departmental performance goals. Based upon our financial performance during fiscal 2002, executive officers were paid an average of 111% of their potential bonuses.

     Stock Option Awards. The Compensation Committee evaluated the grant of stock options in fiscal 2001 to officers in light of the responsibilities of the officers and their current stakes in our long-term success. No stock options were granted to officers, except the Chief Executive Officer and to new officers as an inducement to enter into employment with the Company.

     Compensation of Chief Executive Officer. The Compensation Committee believes that the compensation of the Chief Executive Officer, Mr. Cummins, should be closely tied to the success of Cyberonics, and should provide Mr. Cummins with a stake in the future success of Cyberonics. As described under "Employment Agreements" above, Mr. Cummins entered into a five-year employment agreement with Cyberonics during fiscal 2002. In considering the adoption of Mr. Cummins' employment agreement, the Board of Directors engaged the services of Towers Perrin, a management consulting firm, to conduct an independent compensation review, including a review of salary, bonus and stock option grants for our Chief Executive Officer. Towers Perrin submitted its recommendations to the compensation committee and recommended an increase in salary for Mr. Cummins. The recommendation was based on Tower Perrin's survey of comparable high growth medical device, pharmaceutical and biotechnology companies and the conclusion that the current Chief Executive Officer compensation levels were below market. The base salary in the new employment agreement is approximately equal to the fifteenth percentile of the peer group surveyed by Towers Perrin. The Board of Directors approved an increase in the salary to be paid to Mr. Cummins in part based on the recommendation of Towers Perrin and as reflected in the employment agreement. Under the employment agreement, Mr. Cummins' base salary was increased to $375,000 from $300,000 in fiscal 2001. In addition, for fiscal year 2002, Mr. Cummins was awarded a bonus equal to 100% of his base salary, which represents the maximum bonus that could be paid under his employment agreement and is based on the achievement of performance goals of the Company.

                                          COMPENSATION COMMITTEE

                                          Stanley H. Appel, M.D.
                                          Tony Coelho
                                          Ron Matricaria

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee, consisting of Dr. Strauss, Mr. Olsen and Dr. Duerden, is appointed by the Board of Directors to assist the Board and to perform an oversight function with respect to the following:

          (1) discussing the financial statements of the Company with management and the external auditor;

          (2) monitoring actions taken by the Company to comply with its internal policies as well as external accounting, legal and regulatory requirements;

          (3) reviewing disclosures regarding the independence of the Company's external auditors; and

          (4) selecting the Company's external auditors and evaluating the performance of the Company's internal and external auditors.

     Each member of the Audit Committee is an independent director as such term is defined under the current National Association of Securities Dealers' listing standards. The Audit Committee is governed by an Audit Committee Charter which was recently amended to comply with the requirements of the Sarbanes-Oxley Act of 2002 and corporate governance proposals of the Nasdaq National Market. A copy of the Audit Committee Charter, as amended to date, is attached to this Proxy Statement as Annex A. The Audit Committee Charter may be further amended to comply with SEC regulations and Nasdaq listing rules as they continue to evolve.

     In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financials contained in the 2002 Annual Report on SEC Form 10-K with Cyberonics' management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financials statements with accounting principles generally accepted in the United States.

     The Audit Committee discussed with the independent auditors their independence from Cyberonics and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of non-audit services with the auditors' independence. In addition, the Audit Committee discussed the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in Cyberonics' Annual Report on SEC Form 10-K for the 52 weeks ending April 26, 2002, for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Michael J. Strauss, M.D.
                                          Alan J. Olsen
                                          Thomas A. Duerden, Ph.D.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain of our stockholders, including Messrs. Cummins and Terry, and Dr. Appel and venture capital firms formerly affiliated with Mr. Cummins, are entitled to certain registration rights with respect to the Common Stock held by them.

     Covance Health Economics and Outcomes Services, Inc. (Covance) has provided health care reimbursement consulting services to us in prior periods. No payments were made during the fiscal years ended April 27, 2001 or April 26, 2002. We paid Covance $431,662 for such services in fiscal 2000. Dr. Strauss, one of our directors, was the Executive Vice President of Covance through 1999.

     Our Bylaws provide that we are required to indemnify our officers and directors to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary, and that we are required to advance expenses to our officers and directors as incurred. Further, we have entered into indemnification agreements with our officers and directors. We believe that our charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

     We believe that the transactions described above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions between us and our officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                                 PROPOSAL NO. 2

                          AMENDMENT TO 1997 STOCK PLAN

     The Amended and Restated 1997 Stock Plan (the "1997 Stock Plan") was adopted by the Board of Directors on November 20, 2000 and approved by the stockholders on December 29, 2000. The original adoption of the 1997 Stock Plan authorized the issuance of options for a maximum of 1,900,000 shares. The Board of Directors has adopted, subject to shareholder approval, an amendment to the 1997 Stock Plan to make an additional 1,000,000 shares of Common Stock available under the 1997 Stock Plan. Except for the increase in the number of shares which can be issued under the 1997 Stock Plan, the provisions of the 1997 Stock Plan will remain substantially the same as those presently in effect. A copy of the proposed amendment to the 1997 Stock Plan is attached to this Proxy Statement as Annex B.

     General. The purpose of the 1997 Stock Plan is to attract and retain the best available persons for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options granted under the 1997 Stock Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options. In addition, awards of, as well as rights to purchase, shares of the Company's common stock ("Stock Rights") may be granted under the 1997 Stock Plan.

     Administration. The 1997 Stock Plan may generally be administered by the Compensation Committee of the Board (the "Administrator"). Subject to the other provisions of the 1997 Stock Plan, the Board has the authority to (i) interpret the 1997 Stock Plan and apply its provisions; (ii) prescribe, amend or rescind rules and regulations relating to the 1997 Stock Plan; (iii) select the persons to whom options and Stock Rights are to be granted; (iv) determine the number of shares to be made subject to each option or Stock Right; (v) determine the fair market value; (vi) prescribe the terms and conditions of each option or Stock Right; (vii) authorize any person to execute, on behalf of the Company, any instrument required to effect the grant of an option or Stock Right; and (viii) take any other actions deemed necessary or advisable for the administration of the 1997 Stock Plan. All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of options and Stock Rights and on all persons deriving their rights therefrom.

     Section 162(m). In 1993, Section 162(m) was added to the Internal Revenue Code of 1986, as amended. Section 162(m) limits the Company's deduction in any one fiscal year for federal income tax purposes to $1,000,000 per person with respect to the Company's Chief Executive Officer and its four other highest paid executive officers who are employed on the last day of the fiscal year unless the compensation was not otherwise subject to the deduction limit. Grants under the 1997 Stock Plan will not be subject to the deduction limitation if the stockholders approve the 1997 Stock Plan, including the option grant limitations described below.

     Eligibility, Limitations. Non-statutory stock options and Stock Rights may be granted under the 1997 Stock Plan to employees, directors and consultants of the Company or any parent or subsidiary of the Company. Incentive stock options may be granted only to employees of the Company or any parent or subsidiary of the Company.

     As discussed above, Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 1997 Stock Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of common stock. Notwithstanding this limit, however, in connection with an employee's initial employment, he or she may be granted options to purchase up to an additional 250,000 shares of common stock.

     Terms and Conditions of Options. Each option granted under the 1997 Stock Plan is evidenced by a written stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted; provided, however, the exercise of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the common stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. The exercise price of a non-statutory stock option may be determined by the Administrator, but shall not be less than 100% of the fair market value per share on the date of the grant. The exercise price of a non-statutory stock option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code may not be less than 100% of the fair market value of the common stock on the date of grant. Without stockholder approval, neither the Company, the Board nor the Compensation Committee can reduce the exercise price of any outstanding Option. Such reduction in exercise price is prohibited by the 1997 Stock Plan as well as the Company's bylaws.

          (b) Exercise of Option. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option.

          (c) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1997 Stock Plan permits payment to be made by cash, check, promissory note, other shares of common stock of the Company (with some restrictions), cashless-broker exercise, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

          (d) Term of Option. The term of an incentive stock option may be no more than ten years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five years from the date of grant. In the case of a non-statutory stock option, if the Option Agreement does not provide for a term, such term shall be ten years from the date of the grant. No option may be exercised after the expiration of its term.

          (e) Termination of Employment. If an optionee's employment, directorship or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the 1997 Stock Plan expire on the earlier of: (i) the date set forth in his or her notice of grant or stock option agreement (but in the absence of a specified time in the option agreement, three months following the optionee's termination); or (ii) the expiration of the option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before its termination.

          (f) Permanent Disability. If an optionee's employment, directorship or consulting relationship terminates as a result of permanent and total disability (as defined in the Code), then all options held by such optionee under the 1997 Stock Plan will generally expire on the earlier of: (i) the date set forth in his or her notice of grant or stock option agreement (but in the absence of a specified time in the option agreement, three months following the optionee's termination); or (ii) the expiration of the option. Unless otherwise provided in the grant, options granted after the date the 1997 Stock Plan is approved shall fully vest upon the optionee's disability.

          (g) Death. If an optionee's employment, directorship or consulting relationship terminates as a result of death (as defined in the Code), then all options held by such optionee under the 1997 Stock Plan will generally expire on the earlier of: (i) the date set forth in his or her notice of grant or stock option agreement (but in the absence of a specified time in the option agreement, twelve months following the optionee's termination); or (ii) the expiration of the option. The optionee or, if applicable, the executor or other legal representative of the optionee's estate may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment. Unless otherwise provided in the grant, options granted after the date the 1997 Stock Plan is approved shall fully vest upon the optionee's death.

          (h) Nontransferability of Options. Unless expressly permitted by the Administrator, options granted under the 1997 Stock Plan generally are not transferable other than by will or the laws of descent and distribution, and generally may be exercised during the optionee's lifetime only by the optionee. In no event may an incentive stock option be transferable in a manner that would cause such option to cease to be an incentive stock option.

          (i) Value Limitation. If the aggregate fair market value of all shares of common stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess portion of such option will be treated as a non-statutory stock option.

          (j) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1997 Stock Plan as may be determined by the Administrator.

     Stock Rights. A Stock Right may award the recipient common stock or may give the recipient the right to purchase common stock. Shares received or purchased pursuant to a Stock Right are subject to a restricted stock agreement between the Company and the recipient. Unless the Administrator determines otherwise, the restricted stock agreement shall give the Company a reacquisition option exercisable upon the voluntary or involuntary termination of the recipient's employment or consulting relationship with the Company for any reason (including death and disability). The acquisition price for any shares reacquired by the Company shall be determined by the Administrator at the time the shares are acquired pursuant to the Restricted Stock Agreement. The reacquisition option lapses at a rate determined by the Administrator. A Stock Right and the stock acquired pursuant thereto (while restricted) is generally nontransferable other than by will or the laws of descent and distribution.

     Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar changes in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the 1997 Stock Plan, the number and class of shares of stock subject to any option or Stock Right outstanding under the 1997 Stock Plan, and the exercise price of any such award.

     In connection with any change of control of the Company, the optionee shall fully vest in and have the right to exercise the optionee's options or Stock Rights as to all of the optioned stock, and any restrictions shall lapse with respect to any unreleased restricted stock. In such event, the Administrator shall notify the optionee that the option or Stock Right is fully vested and exercisable for fifteen (15) days from the date of such notice, that the option or Stock Purchase Right shall terminate upon expiration of such period, and that restrictions have been released on restricted shares. A change of control is defined to include certain mergers, reorganizations, consolidations, asset sales, or the acquisition of more than fifty percent (50%) of the Company by any person or certain changes in the composition of the Board of Directors. In addition, the Committee of directors, with the approval of a majority of the Incumbent Directors, may provide that all options and Stock Rights not exercised immediately prior to a change of control shall: (i) terminate on such change of control; (ii) be assumed by the successor in any such merger or corporate transaction; or (iii) be surrendered in exchange for equivalent substitution options or awards from the successor (or parent thereof).

     Amendment and Termination of the 1997 Stock Plan. The Board may amend, alter, suspend or terminate the 1997 Stock Plan, or any part thereof, at any time and for any reason. No such action by the Board or stockholders may alter or impair any option or Stock Right previously granted under the 1997 Stock Plan without the written consent of the optionee/recipient. Unless terminated earlier, the 1997 Stock Plan will terminate ten years from the date of its approval by the stockholders or the Board, whichever is earlier.

     No Enhancement of Outstanding Options. Notwithstanding anything in the 1997 Stock Plan to the contrary, there shall be no modification to any option that is outstanding prior to the date of the Amendment and Restatement.

VOTE REQUIRED

     At the Annual Meeting, the stockholders are being asked to approve the amendment to the 1997 Stock Plan. The affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting will be required to approve the amendment to the 1997 Stock Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1997 STOCK PLAN.

                                 PROPOSAL NO. 3

                             RATIFY APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Appointment of KPMG LLP. The Board of Directors has selected KPMG LLP, independent accountants, to audit the books, records and accounts of Cyberonics for the current fiscal year ending April 25, 2003. KPMG LLP audited Cyberonics' financial statements for the 52 weeks ended April 26, 2002.

     A representative of KPMG LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

     On April 22, 2002, we engaged KPMG LLP to serve as Cyberonics' independent public accountants and to audit Cyberonics' financial statements for the fiscal year 2002. The engagement of KPMG LLP was recommended by the Audit Committee and approved by the Board of Directors of Cyberonics. Our Audit Committee has reviewed and discussed the audited consolidated financial statements included in our annual report on Form 10-K, and has recommended, and the Board has approved their inclusion herein. See "Report of the Audit Committee" included elsewhere herein.

     During Cyberonics' two most recent fiscal years and through April 22, 2002, Cyberonics did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Cyberonics' consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     Dismissal of Arthur Andersen LLP. The Audit Committee of the Board of Directors annually considers and recommends to the Board of Directors of Cyberonics the selection of Cyberonics' independent public accountants. As recommended by Cyberonics' Audit Committee, Cyberonics' Board of Directors on April 10, 2002 decided to dismiss Arthur Andersen LLP as Cyberonics' independent public accountants.

     Arthur Andersen LLP's reports on Cyberonics' consolidated financial statements for both of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During Cyberonics' two most recent fiscal years and through April 10, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreements in connection with Arthur Andersen LLP's report; and during such period there were no "reportable events" of the kind listed in Item 304(a)(1)(v) of Regulation S-K.

     Cyberonics provided Arthur Andersen LLP with a copy of the foregoing disclosure and requested Arthur Andersen LLP to furnish Cyberonics with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements by Cyberonics in the foregoing disclosure and, if not, stating the respects in which it does not agree. We recently received such a letter indicating that Arthur Andersen LLP agreed with the foregoing statements on April 16, 2002.

     Arthur Andersen LLP completed its audit of our consolidated financial statements for the 12 months ended June 30, 2000 and the 10 months ended April 27, 2001 and issued their report with respect to such consolidated financial statements on June 21, 2001. We requested a consent of Arthur Andersen LLP to incorporate their report dated June 21, 2001 included in our Form 10-K but were unsuccessful in obtaining such consent. Recently, Arthur Andersen LLP was convicted of obstruction of justice for activities relating to its previous work for Enron Corp., and Arthur Andersen LLP announced that it would cease to audit publicly held companies by August 31, 2002. We are unable to predict the impact of this conviction or Arthur Andersen LLP's announcement on Arthur Andersen LLP or whether other indictments or adverse actions may be taken by governmental or private parties against Arthur Andersen LLP. If Arthur Andersen LLP ceases the conduct of its business or has no assets available for creditors, our stockholders may not be able to recover against Arthur Andersen LLP for any claims they may have under securities or other laws as a result of Arthur Andersen LLP's previous role as our independent auditors and as author of the audit report for the audited consolidated financial statements included herein.

     Audit Fees. For fiscal 2002, Cyberonics paid KPMG $87,680 in fees for audit of its annual financial statements included in its annual report on Form 10-K. Cyberonics also paid Arthur Andersen LLP fees of $35,600 during fiscal 2002, primarily for review of Cyberonics' unaudited interim quarterly financial statements included in its quarterly reports on Form 10-Q.

     Financial Information Systems Design and Implementation Fees. Cyberonics did not engage KPMG or Arthur Andersen LLP to provide advice regarding financial information systems design and implementation during fiscal 2002.

     Other Fees. The aggregate fees paid to KPMG and Arthur Andersen LLP for professional services rendered other than described above were $15,600 and $24,600, respectively, for the fiscal year ended April 26, 2002. The majority of the fees paid to KPMG were for tax planning and preparation services. The fees paid to Arthur Andersen LLP were primarily for review of 1933 Act registration statement and tax related services. The Audit Committee considered whether the non-audit services rendered by KPMG and Arthur Andersen LLP were compatible with maintaining their respective independence as auditor of Cyberonics' financial statements.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of our Common Stock represented and voting at the meeting will be required to approve and ratify the Board of Directors' selection of KPMG LLP. THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL AND RATIFICATION OF SUCH SELECTION. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING

     In accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), proposals of stockholders of Cyberonics which are intended to be presented by such stockholders at our Annual Meeting for fiscal 2003 must be received by us no later than May 23, 2003 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

     The attached proxy card grants the proxy holder discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the 2003 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy related to that meeting, the stockholder must give notice to us in accordance with our Bylaws no later than June 27, 2003. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will not be allowed to use their discretionary voting authority when the proposal is raised at the 2003 Annual Meeting.

                                 OTHER MATTERS

     Management does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgment.

                                          By Order of the Board of Directors

                                          /s/ PAMELA B. WESTBROOK
                                          PAMELA B. WESTBROOK
                                          Secretary

                                                                         ANNEX A

                                CYBERONICS, INC.

                            AUDIT COMMITTEE CHARTER

GENERAL PURPOSE

     The Audit Committee of Cyberonics, Inc. (the "Company") is appointed by the Board of Directors of the Company (the "Board") to assist the Board and to perform an oversight function with respect to the following:

          (1) discussing the financial statements of the Company with management and the external auditor;

          (2) monitoring actions taken by the Company to comply with its internal policies as well as external accounting, legal and regulatory requirements;

          (3) reviewing disclosures regarding the independence of the Company's external auditors; and

          (4) selecting the Company's external auditors and evaluating the performance of the Company's internal and external auditors.

SELECTION OF MEMBERS OF THE AUDIT COMMITTEE

     The Audit Committee shall be comprised of three or more directors, as determined by the Board or a nominating committee of the Board, none of whom shall be an affiliate of the Company or an employee or a person who receives any compensation from the Company other than fees paid for service as a director. The members of the Audit Committee shall be elected by the Board or a nominating committee of the Board annually and shall serve until their successors shall be duly elected and qualified. Each member shall be "independent" as defined from time to time by the listing standards of the Nasdaq Stock Market, Inc. (the "Nasdaq") and by applicable regulations of the Securities and Exchange Commission (the "SEC"). If the Company's securities are listed on any other exchange, the Audit Committee shall meet the independence and experience requirements of such exchange. Each member of the Audit Committee shall be financially literate and must meet such other qualifications as may be established by the Nasdaq and the SEC.

ACCOUNTABILITY OF THE INDEPENDENT AUDITORS

     The independent auditors are accountable to the Audit Committee. The Audit Committee shall have the sole authority and responsibility with respect to the selection, engagement, compensation, oversight, evaluation and where appropriate, dismissal of the Company's independent auditors.

AUTHORITY AND RESPONSIBILITIES OF THE AUDIT COMMITTEE

     The Audit Committee has the authority, at the Company's expense, to retain professional advisors, including without limitation special legal, accounting or other consultants, to advise the Audit Committee, as the Audit Committee deems necessary or advisable in connection with the exercise of its powers and responsibilities as set forth in this Audit Committee Charter, all on such terms as the Audit Committee deems necessary or advisable.

     The Audit Committee may require any officer or employee of the Company or its subsidiary, the Company's outside legal counsel or the Company's independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee Chairman or other designee of the Committee, may also meet with the Company's investment bankers or financial analysts who follow the Company.

     The Audit Committee shall be responsible for the resolution of any disagreements between the independent auditors and management regarding the Company's financial reporting.

     The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent accountants employed by the Company for the purpose of rendering or issuing an audit report and to any advisers employed by the Audit Committee.

     The Audit Committee should meet at least annually with management and the independent auditor in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. The Audit Committee shall make regular reports to the Board.

     In connection with the general purpose, powers and responsibilities set forth above, the Audit Committee shall also:

  INDEPENDENT AUDITOR

          1. Appoint and approve the fees to be paid to the independent auditor, which firm is ultimately accountable to the Audit Committee.

          2. Annually review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor. Evaluate the performance of the independent auditor and replace the independent auditor if appropriate.

          3. Review and approve the plan and scope of the audit, non-audit services and the fees to be paid for such services.

          4. Review and approve the Company's hiring of employees of the independent auditor who were engaged on the Company's account on a management level or higher.

          5. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor and take appropriate action to oversee the independence of the auditor.

  REVIEW

          6. Review with management and the independent auditor the Company's quarterly or annual financial information prior to the filing of the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, or prior to the release of earnings and meet at least quarterly with the Chief Financial Officer and the independent auditor in separate executive sessions.

          7. Discuss and review with the independent auditor issues on which it has consulted the national office of the independent auditor and consult with the national office as appropriate.

          8. Review and discuss with management and the independent auditor the annual audited financial statements including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements. Based on the foregoing review, make its recommendation to the Board as to the inclusion of the Company's annual financial statements in the Company's Annual Report on Form 10-K.

          9. Review with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including a review of the effect of alternative GAAP methods on the Company's financial statements when new material procedures, transactions or policies are adopted or approved or changes are made to material procedures or policies and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

          10. Review with management, the independent auditor and counsel, as appropriate, the effect of financial, regulatory and accounting initiatives and related disclosure requirements. Discuss the impact of off-balance sheet structures, if any, on the Company's financial statements.

          11. Meet periodically with management to review the Company's major financial risk exposures of the type disclosed in connection with the Company's discussion of quantitative and qualitative market risks in its 1934 Act reports and the steps management has taken to monitor and control such exposures.

          12. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

          13. Review with the Company's Chief Financial Officer and the independent auditor for its foreign operations that nothing has come to their attention that would lead them to believe that the Company's subsidiary and foreign affiliated entities are not in conformity with applicable legal requirements, including disclosures of insider and affiliated party transactions.

          14. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

          15. Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

          16. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

             (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

             (b) Any changes required in the planned scope of the audit.

          17. Monitor actions taken by the Company in response to any letters or reports to management provided by the internal auditors or independent auditors.

          18. Review the Company's policies with respect to conflicts of interest.

          19. Review and approve all related-party transactions.

  ETHICAL AND LEGAL COMPLIANCE

          20. Review with management and the independent auditors the Company's policies and procedures regarding compliance with its internal policies as well as applicable laws and regulations, including without limitation with respect to maintaining books, records and accounts and a system of internal accounting controls in accordance with Section 13(b)(2) of the Securities Exchange Act of 1934.

          21. Establish procedures for (i) the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls, auditing matters and (ii) the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

          22. Review any disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Audit Committee regarding (i) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data and (ii) any fraud, including that which involves management or other employees who have a significant role in the Company's internal controls.

          23. Investigate at its discretion any matter brought to its attention by, without limitation by enumeration, reviewing the books, records and facilities of the Company and interviewing Company officers or employees.

          24. Prepare any report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

          25. Review with the Company's Chief Financial Officer legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

          26. Inquire of the independent auditor whether any violation of
     Section 10A (relating to the detection of illegal acts that may have a direct and material effect on the determination of financial statement accounts) of the Securities Exchange Act of 1934 has been detected.

          27. Review the appointment and any replacement of the Chief Financial Officer.

  GENERAL

          28. Review and reassess the adequacy of this Audit Committee Charter annually and recommend any proposed changes to the Board for approval.

          29. Perform any other activities consistent with this Charter, the Company's Certificate of Incorporation and Bylaws, the rules of Nasdaq applicable to its listed companies, and governing law as the Audit Committee or the Board deems necessary or appropriate.

LIMITATION ON RESPONSIBILITIES AND POWERS

     While the Audit Committee has the responsibilities and powers set forth above in this Audit Committee Charter, it is not the duty or responsibility of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles (this determination shall remain the responsibility of management and the independent auditor).

                                                                         ANNEX B

                            SECOND AMENDMENT TO THE
             CYBERONICS, INC. AMENDED AND RESTATED 1997 STOCK PLAN

     WHEREAS, there is reserved to the Board of Directors ("Board") of Cyberonics, Inc. in Section 15 of the Cyberonics, Inc. Amended and Restated 1997 Stock Plan (the "Plan") the right to amend the Plan, subject to certain restrictions set forth therein; and

     WHEREAS, the Board deems it advisable to amend the Plan in the manner hereafter set forth;

     NOW, THEREFORE, subject to shareholder approval at the Annual Meeting of Stockholders to be held on November 21, 2002, Section 3 of the Plan is hereby amended effective as of November 21, 2002 to read as follows:

          3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan and the following provisions of this Section, the maximum aggregate number of Shares which may be delivered under the Plan is 2,900,000. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option or Stock Right expires or become unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan was terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Stock Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are reacquired by the Company at their original purchase price (if any), such Shares shall become available for future grant under the Plan.

     Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this amendment shall be read, take and construed as one and the same instrument.

                                   DETACH HERE

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                CYBERONICS, INC.

               ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 21, 2002

The undersigned stockholder of Cyberonics, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders, and hereby appoints Robert P. Cummins and Pamela B. Westbrook, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Cyberonics, Inc., to be held on November 21, 2002, at 10:00 a.m., local time, at the Cyberonics' offices located at 100 Cyberonics Boulevard, Houston, Texas, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

A majority of such attorneys and substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.


        -------                   ------------                   ---------
      SEE REVERSE          CONTINUED AND TO BE SIGNED ON        SEE REVERSE
         SIDE                     REVERSE SIDE                      SIDE
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             PLEASE MARK
             VOTES AS IN
            THIS EXAMPLE.
                 [X]

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of Directors, FOR the amendment of the Cyberonics, Inc. 1997 Stock Plan to increase the number of Common Shares available for issuance under the plan by an aggregate of 1,000,000 Shares, FOR the ratification of the appointment of KPMG LLP as independent public accountants, and as said proxies deem advisable on such other matters as may come before the meeting.

1.       Election Of Directors

         NOMINEES: (01) Robert P. Cummins, (02) Reese S. Terry, Jr., (03) Thomas
A. Duerden, Ph.D., (04) Stanley H. Appel, M.D., (05) Tony Coelho, (06) Michael
J. Strauss, M.D., (07) Alan J. Olsen and (08) Ronald A. Matricaria

                 FOR                    WITHHELD
                 ALL                    FROM ALL
              NOMINEES                  NOMINEES
                [  ]                      [  ]

         [ ]
         ---------------------------------------
         For all nominees except as noted above


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


2. Proposal to amend the Cyberonics, Inc. 1997 Stock Plan to increase the number of Common Shares available for issuance under the plan by an aggregate of 1,000,000 Shares.

                 FOR        AGAINST      ABSTAIN
                 [ ]          [ ]          [ ]

3. Proposal to ratify the appointment of KPMG LLP as the Company's independent public accountants for the 2003 fiscal year.

                 FOR        AGAINST      ABSTAIN
                 [ ]          [ ]          [ ]

and upon such other matter or matters which may properly come before the meeting or any adjournment thereof.

                MARK HERE FOR ADDRESS CHANGE AND NOTE AT [ ] LEFT


              (This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If the shares are held by joint tenants or as community property, both should sign.)

Signature:

-----------------------------

Date:
-----------------------------


Signature:

-----------------------------

Date:
-----------------------------



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